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                                                              EXHIBIT 99.4(h)(7)


We, the undersigned Trustees of the following investment company:

Financial Investors Variable Insurance Trust

hereby severally constitute and appoint Russell C. Burk, Secretary to Financial Investors Variable Insurance Trust, with full power of substitution, and with full power to sign for us and in our names in the appropriate capacities, all Pre-Effective Amendments to any Registration Statement of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, any Registration Statements on Form N-14, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

WITNESS our hands on this nineteenth day of December 2000.

/s/ W. Robert Alexander                           /s/ Mary K. Anstine
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W. Robert Alexander                               Mary K. Anstine


/s/ John Moran, Jr.
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John Moran, Jr.